As filed with the Securities and Exchange Commission on July 22, 2004                                               Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SMTEK International, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	33-0213512
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

200 Science Drive, Moorpark, California 93021 (805) 532-2800
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

SMTEK INTERNATIONAL, INC. 2003 EQUITY INCENTIVE PLAN
(Full Title of Plan)

Kirk A. Waldron Senior Vice President and Chief Financial Officer SMTEK International, Inc. 200 Science Drive Moorpark, California 93021 (805) 532-2800
(Name, address, zip code, and telephone number, including area code, of agent for service)

Copy to: David J. Katz, Esq. Perkins Coie LLP 1620 26th Street, Sixth Floor South Santa Monica, California 90404 (310) 788-9900

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock	450,000	$6.88	$3,096,000	$392.26

(1)           Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers shares which may be issued pursuant to antidilution provisions set forth in the SMTEK International, Inc. 2003 Equity Incentive Plan (the “Plan”).

(2)           Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) and based on the average of the high and the low price for the Common Stock as reported on July 20, 2004 on the Nasdaq SmallCap Market.

Item 3.                    Incorporation of Documents by Reference

The following documents, which SMTEK International, Inc. (the “Registrant”) has previously filed with the Securities and Exchange Commission, are incorporated herein by reference and made a part hereof:

(a)           The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2003 filed with the Securities and Exchange Commission (“SEC”) on September 25, 2003.

(b)           The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2003, December 31, 2003 and March 31, 2004 filed with the SEC on October 31, 2003, February 6, 2004 and May 10 2004, respectively.

(c)           The Registrant’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on July 1, 2003, September 8, 2003, October 1, 2003, October 29, 2003, January 20, 2004, February 10, 2004 and April 27, 2004.

(d)           The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 21, 1999 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

For purposes of this Registration Statement, any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                    Description of Securities

Not applicable.

Item 5.                    Interests of Named Experts and Counsel

Not applicable.

Item 6.                    Indemnification of Directors and Officers

Section 102 of the Delaware General Corporation Law provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or (iv) for any transaction from which the director derived an improper personal benefit.  No such charter or by-law provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

The Registrant’s Certificate of Incorporation includes a provision eliminating, to the fullest extent permitted by Delaware law, liability for monetary damages for breaches of fiduciary duty as a director.

The Registrant’s Bylaws require that directors and officers be indemnified to the maximum extent permitted by Delaware law.

The Registrant has a policy of directors and officers liability insurance which insures directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 7.                    Exemption from Registration Claimed

Not applicable.

Item 8.                    Exhibits.

Exhibit No.	Description

4

Reference is made to the description of Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 21, 1999, including any amendment or report filed for the purpose of updating such description, as incorporated by reference herein in Item 3(d).

5	Opinion of Perkins Coie LLP.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of KPMG LLP.
23.3	Consent of Perkins Coie LLP (contained in Exhibit 5).
24	Power of Attorney (contained on signature page).
99

SMTEK International, Inc. 2003 Equity Incentive Plan (incorporated by reference from Appendix C to the Registrant’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on October 10, 2003).

Item 9.  Undertakings

A.            The undersigned Registrant hereby undertakes:  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan.

B.            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Moorpark, State of California, on July 22, 2004.

SMTEK INTERNATIONAL, INC.

By:	/s/ Kirk A. Waldron
Kirk A. Waldron
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Kirk A. Waldron and Edward J. Smith his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ Edward J. Smith	President, Chief Executive Officer and	July 22, 2004
Edward J. Smith	Director (Principal Executive Officer)

Senior Vice President and Chief
/s/ Kirk A. Waldron	Financial Officer (Principal Financial	July 22, 2004
Kirk A. Waldron	and Accounting Officer)

/s/ Kimon Anemogiannis	Director	July 22, 2004
Kimon Anemogiannis

/s/ James P. Burgess	Chairman of the Board	July 22, 2004
James P. Burgess

/s/ Robert T. Howard	Director	July 22, 2004
Robert T. Howard

/s/ Steven M. Waszak
Steven M. Waszak	Director	July 22, 2004

EXHIBIT INDEX

Exhibit No.	Description

4

Reference is made to the description of Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 21, 1999, including any amendment or report filed for the purpose of updating such description, as incorporated by reference herein in Item 3(d).

5	Opinion of Perkins Coie LLP.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of KPMG LLP.
23.3	Consent of Perkins Coie LLP (contained in Exhibit 5).
24	Power of Attorney (contained on signature page).
99

SMTEK International, Inc. 2003 Equity Incentive Plan (incorporated by reference from Appendix C to the Registrant’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on October 10, 2003).